                                                                 Exhibit 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The BFGoodrich Company of our report dated February 16, 1998, included in the 1997 Annual Report to Shareholders of The BFGoodrich Company.

We also consent to the incorporation by reference of our report dated February 16, 1998, with respect to the consolidated financial statements incorporated herein by reference, in the following Registration Statements and in the related
Prospectuses:

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

Registration
  Number                  Description of Registration Statement                                  Filing Date
------------              -------------------------------------                                  ------------

  2-83877                 The Rohr Industries, Inc., Stock Option Plan of 1982                   May 19, 1983
                          - Form S-8

  33-14382                Rohr Industries, Inc. Savings Plan for Employees                       June 11, 1987
                          Covered by Collective Bargaining Agreements -
                          Amendment No. 1 to Form S-8

  33-20421                The B.F.Goodrich Company Key Employees'                                March 1, 1988
                          Stock Option Plan - Form S-8

  33-32839                The Rohr Industries, Inc. 1989 Stock Incentive Plan                    January 2, 1989
                          - Form S-8

  2-88940                 The B.F.Goodrich Company Retirement Plus Savings                       April 28, 1989
                          Plan - Post-Effective Amendment  - No. 2 to Form S-8

  33-29351                The Rohr Industries, Inc. 1988 Non-Employee                            June 19, 1989
                          Director Stock Option Plan - Form S-8

  33-49052                The B.F.Goodrich Company Key Employees'                                June 26, 1992
                          Stock Option Plan - Form S-8

  33-49054                The B.F.Goodrich Company Performance                                   June 26, 1992
                          Share Plan - Form S-8

  33-59580                The B.F.Goodrich Company Retirement Plus                               March 15, 1993
                          Savings Plan for Wage Employees - Form S-8

  33-53113                Rohr, Inc. 7 3/4% Subordinated Notes and 11 5/8%                       May 11, 1994
                          Senior Notes - Amendment No. 2 to Form S-3

  33-56529                Pretax Savings Plan for the Salaried Employees                         November 18, 1994
                          of Rohr, Inc. - Form S-8

  33-65447                Rohr, Inc. 1995 Stock Incentive Plan - Form S-8                        December 28, 1995

  333-03293               The B.F.Goodrich Company Stock Option                                  May 8, 1996
                          Plan - Form S-8

  333-03343               Common Stock - Form S-3                                                May 8, 1996

  333-19697               The B.F.Goodrich Company Savings                                       January 13, 1997
                          Benefit Restoration Plan - Form S-8

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                                                       /S/ ERNST & YOUNG LLP

Cleveland, Ohio
March 5,1998